Exhibit 99.1
RENT-A-CENTER, INC.
INCREASES QUARTERLY CASH DIVIDEND BY 16%
FROM $0.25 TO $0.29

Declares Cash Dividend
For the First Quarter Of 2020
__________________________________________________________

PLANO, Texas--(BUSINESS WIRE)-December 5, 2019-- Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII) today announced that its Board of Directors has approved a 16% increase in its quarterly cash dividend from $0.25 per share to $0.29 per share beginning with the dividend for the first quarter of 2020, and declared a $0.29 per share cash dividend for the first quarter of 2020. The dividend will be paid on January 29, 2020 to the Company’s common stockholders of record as of the close of business on January 6, 2020.
“We are pleased that the continued strength of our financial position allows us to increase our dividend payout to shareholders,” said Mitchell E. Fadel, Chief Executive Officer of the Company. “This dividend increase reflects not only our confidence in the Company’s strong recurring cash flows, but also our belief that continued investments in the retail partner virtual lease-to-own industry will generate further growth and provide long-term value for our stockholders,” Mr. Fadel concluded.
About Rent-A-Center, Inc.
A lease-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible lease purchase agreements with no long-term obligation. The Company owns and operates approximately 2,100 stores in the United States, Mexico, and Puerto Rico, approximately 1,100 Acceptance Now kiosk locations in the United States and Puerto Rico, and Merchants Preferred, a virtual lease-to-own provider in the United States. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 340 lease-to-own stores operating under the trade names of "Rent-A-Center", "ColorTyme", and "RimTyme". For additional information about the Company, please visit our website at www.rentacenter.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments, including its ability to execute its franchise strategy; risks associated with pricing changes and strategies being deployed in the Company's businesses; the Company's ability to continue to realize benefits from its initiatives regarding cost-savings and other EBITDA enhancements, efficiencies and working capital improvements; the Company's ability to continue to effectively operate and execute its strategic initiatives; failure to manage the Company's store labor and other store expenses; disruptions caused by the operation of the Company's store information management systems; the Company's ability to realize the strategic benefits from the acquisition of substantially all the assets and assumption of certain liabilities of C/C Financial Corp., a Delaware Corporation d/b/a Merchants Preferred ("Merchants Preferred" and the acquisition thereof, the "Merchants Preferred Acquisition"), including achieving expected growth rates, synergies and operating efficiencies from the acquisition; the Company's ability to successfully integrate Merchants Preferred's operations which may be more difficult, time-consuming or costly than expected; operating costs, loss of retail partners and business disruption arising from the Merchants Preferred Acquisition; the ability to retain certain key employees at Merchants Preferred; risks related to Merchants Preferred's virtual lease-to-own business; the Company's transition to more-readily scalable, “cloud-based” solution

s; the Company's ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; disruptions in the Company's supply chain; limitations of, or disruptions in, the Company's distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow and its ability to generate sufficient cash flow to pay dividends; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its lease purchase agreements; the passage of legislation adversely affecting the Lease-to-Own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; capital market conditions, including availability of funding sources for the Company; changes in the Company's credit ratings; changes in tariff policies; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; litigation or administrative proceedings to which the Company is or may be a party to from time to time; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Investors:
Rent-A-Center, Inc.
Maureen Short
EVP, Chief Financial Officer
972-801-1899
maureen.short@rentacenter.com